UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 22, 2013

POLYCOM, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	000-27978	94-3128324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 America Center Drive San Jose, California		95002
(Address of principal executive offices)		(Zip Code)

(408) 586-6000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Martha H. Bejar and Robert J. Frankenberg to Polycom Board of Directors

On October 22, 2013, the Board of Directors (the “Board”) of Polycom, Inc. (“Polycom”) appointed Martha H. Bejar and Robert J. Frankenberg to serve on the Board, with their terms as directors to commence on October 23, 2013. Ms. Bejar was appointed to the Corporate Governance and Nominating Committee of the Board, and Mr. Frankenberg was appointed to the Audit and Compensation Committees of the Board.

Ms. Bejar and Mr. Frankenberg will participate in the non-employee director compensation arrangements described in Polycom’s 2013 proxy statement. Pursuant to the terms of the amended and restated Polycom, Inc. 2011 Equity Incentive Plan, Ms. Bejar and Mr. Frankenberg received an initial grant of 13,333 shares of restricted Polycom common stock, which will vest as to 3,333 shares on November 25, 2013, as to 5,000 shares on February 24, 2014 and as to 5,000 shares on May 26, 2014. Ms. Bejar and Mr. Frankenberg will also execute Polycom’s standard form of indemnification agreement.

A copy of the press release announcing Ms. Bejar’s and Mr. Frankenberg’s appointments to the Board is furnished herewith as Exhibit 99.1.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 22, 2013, in connection with the appointments of Ms. Bejar and Mr. Frankenberg to the Board effective October 23, 2013, the Board approved an amendment to Section 3.2 of Polycom’s Bylaws to increase the size of the Board from five (5) to seven (7) members effective October 23, 2013. A copy of the Amended and Restated Bylaws of Polycom is filed as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Bylaws of Polycom, Inc.

99.1	Press Release, dated October 23, 2013, entitled “Polycom Appoints Two New Board Members.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYCOM, INC.

By:	/s/ Sayed M. Darwish
Sayed M. Darwish
Chief Legal Officer, Executive Vice President of Corporate Development and Secretary

Date: October 23, 2013

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Polycom, Inc.

99.1	Press Release, dated October 23, 2013, entitled “Polycom Appoints Two New Board Members.”

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